                          CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the captions "Financial Highlights" and "Additional Information" in the Prospectus for EquiTrust
Money Market Fund, Inc. in Part A and "Other Information -- Independent Auditors" in Part B and to the incorporation by reference of our report dated August 31, 2000 on the financial statements and financial highlights of EquiTrust Money Market Fund, Inc. in Post Effective Amendment No. 21 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 2-70162) and related Prospectus of EquiTrust Money Market Fund, Inc.


                                                  /s/ Ernst & Young LLP



Des Moines, Iowa
November 27, 2000